UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
CAMDEN NATIONAL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 1, 2022

To our shareholders:

As discussed in the proxy materials filed on March 15, 2022, Camden National Corporation (the "Company") and its Board are committed to creating an environment of diversity, equity and inclusion and the Company’s Corporate Governance and Risk Committee considers diversity of experience, areas of expertise, professions and perspectives including, but not limited to, diversity with respect to age, race, ethnicity, gender, gender expression, and sexual orientation when assessing potential director nominees.

In furtherance of the Company’s commitment to diversity, the Board has formally adopted a goal to nominate a candidate to the Board who is racially and/or ethnically diverse no later than February 1, 2023.

We thank you for your consideration and continued support.

Sincerely,

Lawrence J. Sterrs
Chair of the Board

Gregory A. Dufour
President and Chief Executive Officer